Exhibit 99.1

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the reorganization transactions. The following unaudited pro forma consolidated balance sheet of Occulogix, Inc. (“OccuLogix”) as at September 30, 2008 has been prepared as if the reorganization transactions described below had been completed on September 30, 2008. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007 give effect to the acquisition of the minority shareholders’ ownership interest in OcuSense, Inc. (“OcuSense”) (see Proposal IV in the Proxy Statement), the completion of investments by private investors of up to a $2,173,000 (the “PIPE”) (see Proposals V and VII in the Proxy Statement) and the conversion of outstanding bridge loans (February 19, 2008 - $3,000,000,  May 5, 2008 - $300,000 and July 28, 2008 - $3,403,500) (the “Bridge Loans”) and related accrued interest into common stock of  OccuLogix as if they occurred on January 1, 2007 (see Proposals  VI & VII in the Proxy Statement).  The conversion of a fixed percentage of severance cash entitlement of the majority of OccuLogix’s senior management which was outstanding at the completion of all of the reorganization transactions into stock options under the OccuLogix 2002 Stock Option Plan (the “Stock Option Plan) exercisable into common shares of OccuLogix has not been included in the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007 but is reflected in the pro forma consolidated balance sheet related to Proposal IX in the Proxy Statement.  The terms of the Proxy Statement required that all of Proposals IV, V, VI, VII and IX must be approved by the shareholders of the Company. If any of the above proposals had not been approved by the shareholders, no action would have been taken on any of these proposals by the Company.  These reorganization transactions were voted on and approved by shareholders on September 30, 2008 and consummated on October 6, 2008.

The information presented for the nine months ended September 30, 2008 is derived from the unaudited historical consolidated financial statements of OccuLogix for the nine months ended September 30, 2008 included in its Quarterly Report on Form 10-Q. The information presented for the year ended December 31, 2007 is based on the restated audited historical consolidated financial statements of OccuLogix for the year ended December 31, 2007 included in its Annual Report on Form 10-K/A, Amendment No.5.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and are subject to a number of assumptions which may not be indicative of the financial position and results of operations that would have occurred had the sale been effected on the assumed dates or of the financial position or results of operations that may be obtained in the future.

These unaudited consolidated pro forma financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma consolidated financial statements;
•	Separate definitive Proxy Statement Schedule 14A pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed August 29, 2008. (Referred to as “Proxy Statement”).
•	Separate restated historical consolidated financial statements of OccuLogix as of and for the year ended December 31, 2007 included in its Annual Report on Form 10-K/A, Amendment No.5; and
•	Separate unaudited historical consolidated financial statements of OccuLogix as of and for the nine months ended September 30, 2008 included in its Quarterly Report on Form 10-Q.

The accompanying pro forma consolidated financial statements give effect to the reorganization transactions described below.  All amounts are in US dollars.

Pro Forma Transactions

The unaudited pro forma consolidated financial statements of OccuLogix have been prepared to reflect the following reorganization transactions:

a)
OccuLogix completed a PIPE transaction of  $2,173,000 of common stock at a per share price that is the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on The NASDAQ Global Market for the 15-trading day period immediately preceding the closing date of the sale. This analysis resulted in a purchase price of  $0.10 per share and the issuance of an aggregate of 21,730,000 shares of the Company’s common stock to the Investors.

b)
OccuLogix used the second of two pre-payment options available to it regarding all outstanding Bridge Loans and related accrued interest on the date of the reorganization transactions, in which the amounts outstanding were converted into common stock of OccuLogix. Under this second pre-payment option, since OccuLogix had met the condition of having closed a PIPE for aggregate gross proceeds of at least $1,000,000, the Company was able to repay the Bridge Loans in full by issuing to the lenders shares of its common stock, in an aggregate amount equal to the amount of outstanding principal and accrued interest, at $0.085 per share representing a 15% discount to the price paid by the PIPE investors.

c)
Occulogix acquired, the remaining ownership interest (44.03% of remaining outstanding shares after the cashless exercise of all outstanding OcuSense warrants , 49.9% on a fully-diluted basis) in OcuSense that it does not currently own, by way of a merger of OcuSense and a newly incorporated, wholly-owned subsidiary of OccuLogix.  As merger consideration, the Company issued an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense (“Minority Shareholders”).  Management of OccuLogix and non-OccuLogix directors of OcuSense have agreed upon an entity value for OcuSense of $18,000,000. The excess of the purchase price over the value of the minority interest acquired will be treated as a capital item and will be reported as a reduction to Additional Paid In Capital.

d)
At the completion of the reorganization transactions, OccuLogix reached agreement with the majority of its senior management in which the senior management will forego a fixed percentage of their cash severance entitlement in exchange for stock options under the OccuLogix 2002 Stock Option Plan (the “Stock Option Plan) exercisable into common shares of OccuLogix. The number of options that each senior manager received was based on the cash severance entitlement being foregone divided by a Black-Scholes valuation of the options assuming the same price per share of OccuLogix common stock applicable to the PIPE and Minority Shareholders investors in the reorganization transactions. These options will vest immediately and will have a 10 year life. The exercise price of these options was $0.105 each representing  the fair market value of OccuLogix’s common stock on NASDAQ on the day immediately preceding the completion of the reorganization transactions. The calculation of the number of options provided to senior managers took into account the impact of the exercise price of the options being greater than the price per share applicable to the PIPE and Minority Shareholder investors in the reorganization transactions.

e)
At the completion of the reorganization transactions, Occulogix made an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock underwent a reverse split in a ratio of 25:1.

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As at September 30, 2008
(expressed in U.S. dollars)

	OccuLogix, Inc. (Historical)	Pro Forma Adjustments	Note 2	OccuLogix, Inc. (Pro Forma)
	$	$		$
ASSETS
Current
Cash and cash equivalents	2,107,933	2,147,504	a
		(88,800)	b
		(25,000)	c
		(1,191,959)	d	2,949,678
Cash restricted in use	200,000	—		200,000
Investments	413,678	—		413,678
Amounts receivable, net	29,211	—		29,211
Prepaid expenses	209,211	—		209,211
Deposits	21,680	—		21,680
Total current assets	2,981,713	841,745		3,823,458
Fixed assets, net	123,094	—		123,094
Patents and trademarks, net	218,833	—		218,833
Other non-current assets	249,504	(74,504)	a
		(175,000)	c
Intangible assets, net	9,871,654	—		9,871,654
Total assets	13,444,798	592,241		14,037,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable	434,652	—		434,652
Accrued liabilities	3,462,124	(1,919,570)	d	1,542,554
Due to stockholders	15,517	—		15,517
Deferred revenue	97,444	—		97,444
Obligations under warrant	68,281	—		68,281
Short term liabilities and accrued interest	7,008,755	(7,008,755)	b	—
Total current liabilities	11,086,773	(8,928,325)		2,158,448
Deferred tax liability	2,379,814	—		2,379,814
Total liabilities	13,466,587	(8,928,325)		4,538,262
Minority interest	3,124,958	(3,124,958)	c	—
Stockholders’ equity
Capital Stock
Common stock	57,306	23,037	a
		86,117	b
		79,248	c	245,708
Additional paid-in capital	362,181,935	2,049,963	a
		8,525,553	b
		(439,328)	b
		7,845,570	c
		(4,799,860)	c
		(200,000)	c
		2,679,719	d	377,843,552
Accumulated deficit	(365,385,988)	(1,252,387)	b
		(1,952,108)	d	(368,590,483)
Total stockholders’ equity	(3,146,747)	12,645,524		9,498,777
Total liabilities and stockholders’ equity	13,444,798	592,241		14,037,039

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2008
(expressed in U.S. dollars except number of shares)

	OccuLogix, Inc. (Historical)	Pro Forma Adjustments	Note 3	OccuLogix, Inc. (Pro Forma)
	$	$		$

Revenue	158,300	—		158,300
Cost of sales
Cost of goods sold	1,501	—		1,501)
Royalty costs	25,000	—		25,000
	26,501	—		26,501
	131,799	—		131,799
Operating expenses
General & administrative	3,817,886			3,817,886
Clinical and regulatory	2,502,792	—		2,502,792
Sales and marketing	629,337	—		629,337
Restructuring charges	1,029,646	—		1,029,646
	7,979,661	—		7,979,661
Loss from operations	(7,847,862)	—		(7,847,862)
Other income (expense)
Interest income	68,495	—		68,495
Changes in the value of warrant obligations	(68,281)			(68,281)
Impairment of investments	(450,072)	—		(450,072)
Interest expense	(305,256)	305,256	a	—
Amortization of finance costs	(180,000)	180,000	a	—
Other	151,893	—		151,893
Minority interest	1,964,540	(1,964,540)	b	—
	1,181,319	(1,479,284)		(297,965)
Loss from continuing operations before income taxes	(6,666,543)	(1,479,284)		(8,145,827)
Recovery of income taxes	(430,465)	430,465	c	—
Loss from continuing operations	(7,097,008)	(1,048,819)		(8,145,827)

Weighted average number of	57,306,145	188,401,588	d
common shares outstanding – basic and diluted	(55,013,865)	(180,865,459)	d	9,828,409
Net loss from continuing operations per share – basic and diluted	$(3.10)			$(0.83)

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(expressed in U.S. dollars except number of shares)

	OccuLogix, Inc. (Historical)	Pro Forma Adjustments	Note 3	OccuLogix, Inc. (Pro Forma)
	$	$		$
	(Restated)
Revenue	91,500	—		91,500
Cost of sales
Cost of goods sold	2,298,103	—		2,298,103
Royalty costs	100,000	—		100,000
	2,398,103	—		2,398,103
	(2,306,603)	—		(2,306,603)
Operating expenses
General & administrative	8,104,405	—		8,104,405
Clinical and regulatory	8,675,552	—		8,675,552
Sales and marketing	1,413,459	—		1,413,459
Impairment of intangible assets	20,923,028	—		20,923,028
Restructuring charges	1,312,721	—		1,312,721
	40,429,165	—		40,429,165
Loss from operations	(42,735,768)	—		(42,735,768)
Other income (expense)
Interest income	609,933			609,933
Changes in fair value of warrant obligations	1,882,497			1,882,497
Impairment of investments	(1,036,250)	—		(1,036,250)
Interest expense	(17,228)	—		(17,228)
Other	18,011	—		18,011
Minority interest	1,312,178	(1,312,178)	b	—
	2,769,141	(1,312,178)		1,456,963
Loss from continuing operations before income taxes	(39,966,627)	(1,312,178)		(41,278,805)
Recovery of income taxes	5,565,542	6,031,412	c	11,596,954
Loss from continuing operations	(34,401,085)	4,719,234		(29,681,851)

Weighted average number of	56,628,186	188,401,588	d
common shares outstanding – basic and diluted	(54,363,059)	(180,865,459)	d	9,801,256
Net loss from continuing operations per share – basic and diluted	$(15.19)			(3.03)

OCCULOGIX, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 (expressed in U.S. dollars)

1.	Basis of Pro Forma Presentation

OccuLogix has entered into a number of reorganization transactions which are intended to provide sufficient capitalization for Occulogix to be able to support the commercialization efforts of its OcuSense subsidiary of its first product, which is currently under development.  The product consists of a hand-held tear film test for the measurement of osmolarity, a quantitative and highly specific biomarker that has shown to correlate with dry eye disease, or DED.

The accompanying unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations of OccuLogix have been prepared by management of OccuLogix in accordance with United States generally accepted accounting principles.  The accompanying pro forma consolidated financial statements give effect to the transactions described below.

The underlying assumptions for the pro forma consolidated financial statements provide a reasonable basis for presenting the significant financial effects directly attributable to such transactions; however, the unaudited pro forma consolidated financial statements may not be indicative of the financial position and results of operations that would have occurred if the transactions had been completed on the dates indicated or of the financial position and results of operations that may be obtained in the future. In the opinion of OccuLogix’s management these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation.

The unaudited pro forma consolidated balance sheet of OccuLogix as at September 30, 2008 has been prepared using the unaudited consolidated balance sheet of OccuLogix as at September 30, 2008 with the adjustments and assumptions as outlined below in Note 2.  The unaudited pro forma consolidated statements of operations have been prepared using the results of operations of OccuLogix for the nine months ended September 30, 2008 and for the year ended December 31, 2007 and the adjustments and assumptions as outlined below in Note 3 giving effect to the applicable reorganization transactions as if they had occurred on January 1, 2007.

2.	Pro Forma Consolidated Balance Sheet of OccuLogix

Pro forma adjustments relating to the pro forma consolidated balance sheet of OccuLogix as at September 30, 2008 include the following:

a)
OccuLogix completed a PIPE transaction of  $2,173,000 of common stock at a per share price that was the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on The NASDAQ Global Market for the 15-trading day period immediately preceding the closing date of the sale. This analysis resulted in a purchase price of  $0.10 per share and the issuance of an aggregate of 21,730,000 shares of the Company’s common stock to the Investors.

These pro forma consolidated financial statements reflect the per share purchase price of $0.10, as follows:

	$	Purchase price per share for the PIPE	Shares issued #
Gross Proceeds from PIPE	2,173,000	$0.10	21,730,000
Share issuance cost – in equity	(130,672)		1,306,715
Share issuance cost – in cash (estimated)	(100,000)
	Total shares issued		23,036,715

Summary	$
Net cash proceeds	2,147,504
Other non-current assets	(74,504)
Common shares (par value $0.001)	(23,037)
Additional Paid In Capital	(2,049,963)

b)
On February 19, 2008, Occulogix secured a bridge loan in an aggregate principal amount of $3,000,000 (less transaction costs of approximately $180,000) from a number of private parties. The loan bore interest at a rate of 12% per annum and had a 180-day term, which could be extended to 270 days under certain circumstances. The repayment of the loan was secured by a pledge by OccuLogix of its shares of the capital stock of OcuSense. Under the terms of the loan agreement, the Company had two pre-payment options available to it, should it decide to not wait until the maturity date to repay the loan.

On May 5, 2008, OccuLogix secured a second bridge loan in an aggregate principal amount of $300,000 and on July 28, 2008 secured a third bridge loan in an aggregate principal amount of $3,403,500 from a number of private parties (“Additional Bridge Loans”).

The third bridge loan constitutes an increase to the principal amount of the $3,000,000 principal amount bridge loan that the Company announced on February 19, 2008 and the $300,000 second bridge loan announced on May 5, 2008 and was advanced on substantially the same terms and conditions as the February 19, 2008 bridge loan, pursuant to an amendment of the loan agreement for the February 19, 2008 bridge loan. The Additional Bridge Loans bore interest at a rate of 12% per annum and had the same maturity date as the February 19, 2008 bridge loan and were secured by the same collateral as the February 19, 2008 bridge loan. When the Company elected to prepay the February 19, 2008 bridge loan, it was obligated to pre-pay the Additional Bridge Loans in the same manner.

Occulogix utilized the second of the two pre-payment options regarding all outstanding Bridge Loans and related accrued interest on the date of the reorganization transactions, in which the amounts outstanding were converted into common stock of OccuLogix. Under this second pre-payment option, because OccuLogix closed a PIPE for aggregate gross proceeds of at least $1,000,000, the Company was able to repay the Bridge Loans in full by issuing to the lenders shares of its common stock, in an aggregate amount equal to the amount of outstanding principal and accrued interest, at a 15% discount to the price paid by the PIPE investors. The resulting discount regarding the issuance of the Bridge Loan related shares issued ($1,252,386 based on a $0.10 share purchase price re the PIPE) will be expensed when the transaction is consummated.

At September 30, 2008, OccuLogix reported prepaid finance costs of nil, reflecting the fact that finance costs of $180,000 regarding the February 19, 2008 bridge loan were fully amortized over the original 180 day term of the bridge loan and for which an expense of $180,000 had been reported.

These pro forma consolidated financial statements use the per share purchase price of $0.10, as follows:

	$	Per share purchase price	Per share conversion price for Bridge Loans1	Shares issued #
Conversion of:
Bridge Loans – February 19, 2008	3,000,000	$0.10	$0.085	35,294,118
Additional Bridge Loan – May 5, 2008	300,000	$0.10	$0.085	3,529,412
Additional Bridge Loan – July 28, 2008	3,403,500	$0.10	$0.085	40,041,176
Accrued interest to October 6, 2008	318,478	$0.10	$0.085	3,746,707
Share issuance cost – in shares	(350,528)	$0.10		3,505,285
Share issuance cost – in cash ($88,800 to be paid on the completion of the transactions).	(88,800)
		Total shares issued		86,116,698

Summary Dr. / (Cr.)	$
Net cash proceeds	(88,800)
Short term liabilities and accrued interest	7,008,755
Common shares (par value $0.001)	(86,117)
Additional Paid In Capital - re shares issued	(8,525,553)
Additional Paid In Capital – re share issuance costs	439,328
Retained Earnings – to expense discount on shares issued for Bridge Loan conversion and to reflect 6 days interest to October 6, 2008	1,252,387

1 Bridge loan conversion price reflects a 15% discount

c)
In the reorganization transactions,  Occulogix acquired the remaining ownership interest (approximately 44.03% of outstanding shares after the cashless exercise of all outstanding OcuSense warrants, 49.9% on a fully diluted basis) in OcuSense that it did not currently own by way of a merger of OcuSense and a newly incorporated, wholly-owned subsidiary of OccuLogix.  Management of OccuLogix and non-OccuLogix directors of OcuSense have agreed upon an entity value for OcuSense of $18,000,000. In arriving at the agreed-upon value, the parties calculated a range of indications of value based on income and guideline public company valuation approaches.  The income valuation calculations considered the valuation assumptions used in connection with the Company’s initial investment in OcuSense on November 30, 2006 and financial projections for OcuSense which had been revised since the date of the Company’s initial investment in OcuSense, as well as published venture capital rates of return for companies considered to be at a similar stage of development as OcuSense.  The guideline public company valuation calculations considered the market value of investment capital (“MVIC”) to revenue ratios of comparable point-of-care diagnostic or ophthalmic diagnostic solution companies.  Changes in the MVIC to revenue ratios, over the period of approximately 12 months between November 30, 2006 and the time at which these valuation calculations were performed, were also calculated and taken into account in the analysis.  In addition, the parties also performed these same guideline public company valuation calculations, using a subset of the peer group comprised of companies with yearly revenues of less than $2,000,000.  These calculations indicated a range of values that supported the parties’ attribution of a full-enterprise value of $18,000,000 to OcuSense as being fair and reasonable. Using the agreed upon valuation, the allocation of value to the Minority Shareholders represents approximately 44.026766% of the entity value or $7,924,818. As merger consideration, the Company issued shares of its common stock to the minority stockholders of OcuSense (“Minority Shareholders”) at the per share price paid by the PIPE investors.

OccuLogix expects to account for the acquisition of the Minority Shareholders’ ownership interest in OcuSense in accordance with FIN 46(R ) - Consolidation of Variable Interest Entities (“FIN 46(R)”).  When the Company, as primary beneficiary of OcuSense, initially consolidated its investment in OcuSense , the assets, liabilities and minority interest of OcuSense were “stepped up” to their full fair values. The Company’s acquisition of the OcuSense minority interest, as determined in accordance ARB No.51, Consolidated Financial Statements (“ARB 51”), is required to be treated as an equity transaction because the minority interest being acquired has already been stepped up to its fair value. This differs from the accounting treatment outlined in FASB Statement No. 141, Business Combinations in which the minority interest would not be “stepped up” to its fair value on the initial consolidation. The excess of the purchase price being paid for the minority interest over the carrying value should not be reflected in net income. Therefore the excess of the purchase price over the value of the minority interest acquired will be treated as a capital item and will be reported as a reduction to Additional Paid In Capital.

The Company has performed an undiscounted cash flow analysis to ensure that the amount reported as intangible assets with a finite life are not impaired. The actual allocation of purchase price and the resulting effect on the balance sheet and on the income from operations may differ significantly from the pro forma amounts included herein.

These pro forma consolidated financial statement reflect a per share purchase price of $0.10, as follows:

	$	Per share purchase price	Shares issued #
Value allocated to Minority Shareholders	7,924,818	$0.10	79,248,175

Assignment of values to Intangible Asset and Deferred Tax liability
Value of merger shares issued	7,924,818	Costs $
Estimated transaction costs	-	200,000
Cost to OccuLogix of merger	7,924,818	200,000

Book value of Minority Shareholders’ interest acquired	3,124,958
Excess of merger shares issued over book value of Minority Interest Shareholders’ interest acquired	4,799,860

Summary Dr. / (Cr.)	$
Cash paid for transaction costs	(25,000)
Other non-current assets	(175,000)
Minority Interest	3,124,958
Common shares (par value $0.001)	(79,248)
Additional Paid In Capital (share issued)	(7,845,570)
Additional Paid In Capital (excess over Minority Interest)	4,799,860
Additional Paid In Capital (share issuance cost)	200,000

d)
As a result of OccuLogix’s announcement on November 1, 2007, regarding the indefinite suspension of its RHEO™ System clinical development program, a decision which was made following a comprehensive review of the respective costs and development timelines associated with the products in the Company’s portfolio and in light of the Company’s financial position, it was necessary to terminate a significant number of the Company’s employees. Amongst those employees who were terminated, were members of senior management who had employment contracts setting out contractual cash severance entitlements.  At the completion of the reorganization transactions, OccuLogix had reached agreement with the majority of its senior management in which the senior management will forego a fixed percentage of their cash severance entitlement in exchange for stock options under the OccuLogix 2002 Stock Option Plan (the “Stock Option Plan) exercisable into common shares of OccuLogix. The number of options that each senior manager receives was based on the cash severance entitlement being foregone divided by a Black-Scholes valuation of the options using the $0.10 price per share of OccuLogix common stock applicable to the PIPE and Minority Shareholders investors in the reorganization transactions and an expected life of ten years. These options will vest immediately and have a ten year life. The exercise price of these options is $0.105 each, which represents the fair market value of OccuLogix’s common stock on NASDAQ on the day immediately preceding the completion of the reorganization transactions. The number of options provided to senior management was subject to adjustment to account for the exercise price of the options being greater than the price per share applicable to the PIPE and Minority Shareholders investors in the reorganization transactions.

Prior related severance expenses accrued for and relating to severances that are being converted to options, were reversed. The remaining outstanding severance entitlements were paid.  Since the options vest immediately, an option expense, as calculated in accordance with the provisions of SFAS 123, was recorded equivalent to the Black-Scholes value of the options granted in lieu of severance. The expected life of the options as per SFAS123 is expected to be 10.0 years.

The following table presents the fair market value of OccuLogix’s common stock at the date of the transaction based on the exercise price of each of the options granted being $0.105, the volatility for the Black-Scholes valuation of the options granted being 89.8% and the applicable risk-free interest rate for the 10 year period being 3.45%.

$
Accrued severance costs (re senior management) at September 30, 2008	1,919,570
Value of accrued severances to be converted	927,169
Additional severance entitlements arising from the reorganization transactions	1,923,704
Value of that portion of the additional severance entitlement arising from the reorganization transactions to be converted	1,724,146
Value of severances to be converted arising from reorganization transaction severances	2,651,315
Black-Scholes value of options granted as a replacement of severance entitlements	2,679,719

Summary Dr. / (Cr.)	$
Cash severance re accrued severance	(992,401)
Cash severance re new severance entitlement	(199,558)
Total cash severance	(1,191,959)
Accrued severance obligation extinguished	1,919,570
Additional Paid In Capital - arising from options granted in lieu of severance	(2,679,719)

Additional severance entitlement expense	1,952,108

e)
At the completion of the reorganization transactions, Occulogix made an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock were subject to a reverse split in a ratio of 25:1.

Example utilizing a per share purchase price of $0.10 and a reverse stock split of 25:1:

#
Outstanding Shares at September 30, 2008	57,306,145
Shares issued in PIPE (see example above)	23,036,715
Shares issued re Bridge Loans (see example above)	86,116,698
Shares issued to Minority Shareholders (see example above)	79,248,175
Outstanding Shares immediately prior to reverse 25:1 split	245,707,733
Number of shares outstanding post the reverse 25:1 split	9,828,409

3.	Pro Forma Consolidated Statement of Operations of OccuLogix

Pro forma adjustments relating to the pro forma consolidated financial statements of OccuLogix as at September 30, 2008 and December 31, 2007 include the following:

a)
Included in the historic Statement of Operations for the nine months ended September 30, 2008 was accrued interest expense of $305,256 re the February 19, 2008, May 5, 2008 and July 29, 2008 bridge loans and $180,000 in amortized finance charges both of which are eliminated in the pro forma adjustments.

b)
The pro forma adjustments reflect the elimination of $1,964,540 and $1,312,178 related to the Minority Shareholders’ share of losses reported in the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.

c)
The reorganization transactions resulted in an increase in the number of outstanding shares of OccuLogix from 57,306,145 to approximately 245,707,733. Original shareholders will only own approximately 23% of OccuLogix after the reorganization transactions. This substantial change to the capitalization of the Company is believed to result in a change of control for purposes of Section 382 for US Income Taxes. This section of the code restricts a company’s ability to utilize prior periods’ losses in the current period to an annual amount approximately equal to the product of the market capitalization of the Company and the risk-free rate for 30 year treasury bonds. The Company has given value to $3,251,873 representing the equivalent of one year of restricted losses for each of the Occulogix entity and the OcuSense minority shareholders’ ownership stake being acquired plus, in addition, Section 382(f) for US Income Taxes allows a deduction for unrealized gains on critical assets at the time of the change of control transaction, which in this transaction relates primarily to the OcuSense intangible assets. Having given value to these above listed items, the remaining adjustments were required.

During the year ended December 31, 2007, the Company reported an impairment of intangible assets related to the RHEO™ System. An element of the impairment charge was the elimination of the associated deferred tax liability and the need to reverse all previously reported tax losses which had been benefited related to RHEO™ activities. Subject to the previously discussed losses valued, the Section 382 restriction on using prior period tax losses impact the pro forma statement of operations as follows:
i)
In 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109" (“FIN No. 48”) and reported through retained earnings a deferred tax asset related to RHEO™ activities of $4,600,000. On the subsequent reversal of all RHEO™ deferred tax assets at September 30, 2007 at the time of the charge for the impairment of RHEO™ System intangibles, the full amount of the $4,600,000 benefit related to prior periods was reversed. As a result of the reorganization transactions, this prior period benefit would not have been set up as a FIN 48 adjustment to retained earnings for prior periods due to the Section 382 restriction on tax losses and as such would not have been available to be reversed in 2007.

ii)
During the year ended December 31, 2007, all tax losses relating to RHEO™ activities were reversed at September 30, 2007 at the time of the charge for the impairment of RHEO™ System intangibles. As a result of the reorganization transactions, and the ability to file consolidated tax returns, losses arising from RHEO™ activities in 2007 can be benefited. The amount arising from RHEO™ activities in 2007 that was benefited was limited to $2,735,962 to ensure that deferred tax assets did not exceed deferred tax liabilities. If the recovery of tax losses is not probable, deferred tax assets may not be reflected as an asset on the balance sheet.

iii)
At the beginning of 2007, deferred tax assets related to OccuLogix tax losses benefited prior to 2007 were $1,947,322 and historically had been reversed in 2007 at the time of the charge for the impairment of RHEO™ System intangibles. With the change in control as a result of the reorganization transactions, this benefited amount would be reversed at December 31, 2006 and as such would not have been available to be reversed in 2007.

During the nine months ended September 30, 2008, the Company amortized deferred tax liabilities related to the OcuSense intangible assets of $361,360. This reduction in the net value of deferred tax liabilities required that a similar amount of tax losses previously benefited and reflected as deferred tax assets written off for pro forma purposes to maintain a nil net balance between deferred tax liabilities and assets. In addition, OcuSense tax losses for the nine months ended September 30, 2008 previously benefited of $430,465 were required to be reversed for pro forma statement of operations purposes, to ensure that a nil net balance between deferred tax liabilities and assets was maintained.

Summary Dr. / (Cr.)	September 30, 2008 $	December 31, 2007 $
Deferred tax asset – at the date of the reorganization transactions a benefit was recorded of the equivalent of one year’s tax losses allowed under Section 382 for US Income Taxes for OccuLogix, Inc. and the Minority shareholders’ share of OcuSense, Inc. plus the benefit related to the unrealized gain on critical assets. Reporting this benefit in 2006 reduces the amount of tax benefit available to be reflected in 2007.	—	3,251,873
Deferred tax asset – benefited tax losses arising as an adjustment to retained earnings on the adoption of FIN 48 which were reversed in 2007 but would not have been booked as a result of the pro forma change of control and are no longer available to be reversed in 2007	—	(4,600,000)
Deferred tax asset – reflects tax losses benefited prior to 2007 which were reversed in 2007 but as a result of the pro forma change of control must be reversed at December 2006 and are no longer available to be reversed in 2007	—	(1,947,322)
Deferred tax asset – benefit 2007 RHEO related tax losses as the ability to file consolidated tax returns allows RHEO related losses to be utilized	—	(2,735,963)
Deferred tax asset – reverse taxes benefited in prior periods to ensure deferred tax assets do not exceed deferred tax liabilities because deferred tax benefits can not exceed deferred tax liabilities if the recovery of the tax loss is not probable.	(430,465)	—
Impact on Statement of Operations	(430,465)	(6,031,412)

d)
At the completion of the reorganization transactions, Occulogix made an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock allowing for a reverse split in a ratio of 25:1.

These pro forma consolidated financial statement utilizes a per share purchase price is $0.10 and a reverse stock split of 25:1 as follows:

	September 30, 2008 #	December 31, 2007 #
Weighted average number of shares outstanding - basic and diluted	57,306,145	56,628,186

New shares issued
Shares issued in PIPE (see example above)	23,036,715	23,036,715
Shares issued re Bridge Loans (see example above)	86,116,698	86,116,698
Shares issued to Minority Shareholders (see example above)	79,248,175	79,248,175
Total new shares issued	188,401,588	188,401,588

Outstanding Shares immediately prior to reverse 25:1 split	245,707,733	245,029,774
Number of shares outstanding post the reverse 25:1 split	9,828,409	9,801,256
Decrease in number of shares re reverse 25:1 split	(235,879,324)	(235,228,518)